                                                                    Exhibit 4.14

                              CERTIFICATE OF TRUST
                                       OF
                               BANK ONE CAPITAL IX

         This Certificate of Trust of BANK ONE Capital IX (the "Trust"), dated as of September 27, 2000, has been duly executed and is being filed by the undersigned, as trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. SS 3801, et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is BANK ONE Capital IX.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as trustee



                                        By:  /s/  John J. Cashin
                                            ------------------------------
                                            Name: John J. Cashin
                                            Title: Vice President

                                        THE CHASE MANHATTAN BANK, not in its
                                        individual capacity, but
                                        solely as trustee


                                        By:  /s/  Patricia Kelly
                                            ------------------------------
                                            Name: Patricia Kelly
                                            Title: Vice President



                                        LAURENCE GOLDMAN, not in his individual
                                        capacity, but solely as trustee


                                         /s/  Laurence Goldman
                                        -----------------------------------



                                        M. EILEEN KENNEDY, not in her individual capacity, but solely as trustee


                                         /s/  M. Eileen Kennedy
                                        -----------------------------------



                                        HARRY H. HALLOWELL, not in his
                                        individual capacity, but
                                        solely as trustee


                                         /s/  Harry H. Hallowell
                                        -----------------------------------




                                       2